Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 29, 2023, AgeX Therapeutics, Inc. (AgeX) entered into the Agreement and Plan of Merger and Reorganization (as may be amended from time to time, the Merger Agreement) with Serina Therapeutics Inc. (Serina) and Canaria Transaction Corporation (Merger Sub), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Serina, with Serina surviving as a wholly owned subsidiary of AgeX (the Merger). AgeX following the Merger is referred to herein as the “combined company.”

At the effective time of the Merger (the Effective Time): (i) each outstanding share of common stock, $0.01 par value per share, of Serina (Serina common stock) (after giving effect to the conversion of each share of preferred stock of Serina into Serina common stock (the Serina preferred stock conversion) and including all such shares that are so converted other than shares held by Serina, AgeX, Merger Sub or any of their respective subsidiaries and appraisal shares) were automatically converted solely into the right to receive a number of shares of common stock of AgeX, $0.0001 par value per share (AgeX common stock) equal to the exchange ratio (the exchange ratio) determined in accordance with the Merger Agreement; (ii) each outstanding and unexercised option to purchase shares of Serina common stock (Serina option) immediately prior to the Effective Time under the Serina Therapeutics, Inc. 2017 Stock Option Plan, as amended (the Serina Plan), whether vested or unvested, was converted into and became an option to purchase AgeX common stock, with the number of shares of AgeX common stock subject to the option and exercise price being appropriately adjusted to reflect the exchange ratio, and AgeX assumed the Serina Plan and each Serina option in accordance with the terms of the Serina Plan and the terms of the Serina option; and (iii) each outstanding and unexercised warrant to purchase shares of Serina common stock (Serina warrant) immediately prior to the Effective Time, if any, was converted into and became a warrant to purchase AgeX common stock, with the number of shares of AgeX common stock subject to the warrant and exercise price being appropriately adjusted to reflect the exchange ratio, and AgeX assumed each Serina warrant in accordance with its terms.

Through the application of the exchange ratio, immediately following closing of the Merger, the stockholders of AgeX immediately prior to the closing of the Merger owned approximately 25% of the aggregate number of outstanding shares of AgeX common stock immediately after the Effective Time, and the stockholders of Serina immediately prior to the closing of the Merger owned approximately 75% of the aggregate number of outstanding shares of AgeX common stock immediately after the Effective Time, in each case on a pro forma fully-diluted basis, subject to certain assumptions and exclusions, including the Actual Closing Price of AgeX common stock being equal to or greater than $12.00 per share (on a post-reverse stock split basis), giving effect to the reverse stock split and the AgeX preferred stock conversion (as defined elsewhere in, or incorporated by reference to, this Current Report on Form 8-K) and excluding the impact of any post-merger warrant, incentive warrant or the issuance of any share of AgeX common stock upon exercise of any post-merger warrant or incentive warrant.

AgeX asked its stockholders on March 14, 2024 to approve an amendment to its certificate of incorporation to effect a reverse stock split, which was approved. On March 14, 2024, AgeX implemented the 1 for 35.17 reverse stock split of its common stock. Upon the effectiveness of the amendment to its certificate of incorporation effecting the reverse stock split, the outstanding shares of AgeX common stock were combined into a lesser number of shares resulting in approximately 2,500,000 shares of AgeX common stock being outstanding immediately prior to the Effective Time. The unaudited pro forma condensed combined financial information does not reflect the reverse stock split, unless otherwise stated.

Following the reverse stock split and the AgeX preferred stock conversion and prior to the consummation of the Merger (the “Closing”), AgeX issued to each holder of AgeX common stock as of the close of business on a business day following the reverse stock split and the AgeX preferred stock conversion and prior to the closing of the Merger (the Warrant Dividend Record Date) three warrants (each, a post-merger warrant) for each five shares of AgeX common stock issued and outstanding held by such holder as of the Warrant Dividend Record Date. Each post-merger warrant will be exercisable for (i) one share of AgeX common stock and (ii) one warrant (each, an incentive warrant) at an exercise price equal to $13.20 per warrant (such exercise price reflecting the planned reverse stock split) and will expire on July 31, 2025. Each incentive warrant will be exercisable for one share of AgeX common stock at a price equal to $18.00 per share (such exercise price reflecting the planned reverse stock split) and will expire on the four-year anniversary of the Closing. Each post-merger warrant and incentive warrant will be issued pursuant to the terms of a warrant agreement to be entered into by AgeX and a warrant agent in connection with the closing of the Merger. On March 19, 2024, AgeX issued the post-merger warrants to each holder of AgeX common stock as of the dividend record date of March 18, 2024.

The unaudited pro forma condensed combined financial information presents the combination of the financial information of AgeX and Serina to give effect to the Merger, which has been accounted for as a reverse recapitalization under accounting principles generally accepted in the United States of America (GAAP). Serina is considered the accounting acquirer for financial reporting purposes. This determination is primarily based on the expectation that, immediately following the Merger:

●	The pre-Merger stockholders of Serina were expected to own approximately 75% of the combined company and to hold the majority of voting rights in the combined company;
●	The pre-Merger stockholders of Serina have the right to appoint or approve a majority of the directors on the combined company’s board of directors;
●	Certain current members of the Serina executive management team assumed key leadership roles of the combined company; and
●	The combined company intends to primarily focus on developing Serina’s product candidates, and it is anticipated that the combined company will not continue to develop AgeX’s product candidates.

The transaction will be accounted for as a reverse recapitalization of AgeX by Serina similar to as if Serina had issued equity for the net assets of AgeX. As a result of Serina being treated as the accounting acquirer, Serina’s assets and liabilities will be recorded at their pre-Merger carrying amounts with no goodwill or other intangible assets recorded. AgeX’s assets and liabilities will be measured and recognized at their fair values as of the Effective Time of the Merger, which are expected to approximate the carrying value of the acquired cash and other non-operating net assets. Any difference between the consideration transferred and the fair value of the net assets of AgeX following determination of the actual purchase consideration for AgeX will be reflected as an adjustment to additional paid-in capital. Upon consummation of the Merger, the historical financial statements of Serina became the historical consolidated financial statements of the combined company.

The unaudited pro forma condensed combined balance sheet assumes that the Merger took place on December 31, 2023, and combines the historical balance sheets of AgeX and Serina as of such date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 assumes that the Merger took place as of January 1, 2023 and combines the historical results of AgeX and Serina for the year then ended. The unaudited pro forma condensed combined financial information was prepared pursuant to the rules and regulations of Article 11 of SEC Regulation S-X, as amended.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations and financial position would have been had the acquisition occurred on the dates assumed and may not be useful in predicting the future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary accounting and estimates and the final accounting conclusions and amounts may occur as a result of changes in initial assumptions in the determination of the accounting acquirer and related accounting, and the amount of cash used in AgeX’s operations, and other changes in AgeX’s assets and liabilities, which are expected to be completed after the closing of the Merger, may occur and these differences could have a material impact on the unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is derived from:

●	the historical audited consolidated financial statements of AgeX for the year ended December 31, 2023, included in AgeX’s Annual Report on Form 10-K for the year ended December 31, 2023; and
●	the historical audited financial statements of Serina for the year ended December 31, 2023, included elsewhere in, or incorporated by reference to, this Current Report on Form 8-K.

Such unaudited pro forma condensed financial information has been prepared on a basis consistent with the financial statements of AgeX. This information should be read together with the financial statements of AgeX and Serina and related notes thereto, the discussion of the financial condition and results of operations of AgeX and Serina in the section entitled “AgeX Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Serina Management’s Discussion and Analysis of Financial Condition and Results of Operations,” respectively; and other information included elsewhere in, or incorporated by reference to, this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information has been prepared in a manner consistent with the accounting policies adopted by Serina. Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. The accounting policies of AgeX may materially vary from those of Serina. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies. Following the completion of the Merger, management will perform a more detailed review of the accounting policies of AgeX and Serina in order to determine if differences in accounting policies require adjustment or reclassification of AgeX’s results of operations or reclassification of assets or liabilities to conform to Serina’s accounting policies and classifications. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the future combined financial statements if the transaction is consummated.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2023

(in thousands, except share and per share data)

	As Reported		Pre-Transaction Accounting		Adjusted		Transaction Accounting		Pro Forma Combined
	AgeX	Serina	Adjustments	Notes	AgeX	Serina	Adjustments	Notes	Total
ASSETS
Current Assets:
Cash and cash equivalents	$345	$7,618	$5,069	A	$5,414	$7,618	$(3,081)	D	$9,751
							(200)	E
Accounts and grants receivable, net	57	-	-		57	-	-		57
Related party receivables, net	-	-	-		-	-	-		-
Prepaid expenses and other current assets	352	-	-		352	-	-		352
Total current assets	754	7,618	5,069		5,823	7,618	(3,281)		10,160

Restricted cash	50	-	-		50	-	-		50
Property and equipment, net	-	573	-		-	573	-		573
Right of use assets - operating leases	-	666	-		-	666	-		666
Right of use assets - finance leases	-	110	-		-	110	-		110
Intangible assets, net	607	-	-		607	-	-		607
Convertible note receivable	10,554	-	-		10,554	-	(10,554)	F	-
TOTAL ASSETS	$11,965	$8,967	$5,069		$17,034	$8,967	$(13,835)		$12,166

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued liabilities	$2,176	$1,163	-		$2,176	$1,163	$(554)	F	$2,785
Loans due to Juvenescence, net of debt issuance costs, current portion	3,672	-	5,069	A	8,741	-	-		8,741
Contract liability	-	-	-		-	-	-		-
Related party payables, net	66		-		66	-	-		66
Insurance premium liability and other current liabilities	-	-	-		-	-	-		-
Current portion of operating lease liabilities	-	213	-		-	213	-		213
Current portion of finance lease liabilities	-	36	-		-	36	-		36
Total current liabilities	5,914	1,412	5,069		10,983	1,412	(554)		11,841

Convertible promissory notes, at fair value	-	2,983	7,017	B	-	10,000	(10,000)	F	-
Warrant liability	-	-	-		-	-	10,005	G	10,005
Operating lease liabilities, net of current portion	-	461	-		-	461	-		461
Finance lease liabilities, net of current portion	-	1	-		-	1	-		1
Loans due to Juvenescence, net of debt issuance costs, net of current portion	693	-	-		693	-	-		693
Total liabilities	6,607	4,857	12,086		11,676	11,874	(549)		23,001

Redeemable convertible preferred stock, Serina, $0.01 par value, 10,000,000 shares authorized; and 3,520,128 shares issued and outstanding	-	36,404	10,277	C	-	46,681	(46,681)	J	-

Stockholders’ Equity (Deficit):
Series A preferred stock, AgeX, no par value, stated value $100 per share, 211,600 shares issued and zero shares outstanding	-	-	-		-	-	-		-
Series B preferred stock, AgeX, no par value, stated value $100 per share, 148,400 shares issued and zero shares outstanding	-	-	-		-	-	-		-
Common stock, AgeX, $0.0001 par value, 200,000,000 shares authorized; and 1,079,080 shares issued and outstanding	-	-	-		-	-	-		-
Common stock, Serina, $0.01 par value, 15,000,000 shares authorized; and 2,467,434 shares issued and outstanding	-	25	-		-	25	-		25
Additional paid-in capital	136,482	858	-		136,482	858	(136,482)	H	42,892
							5,358	I
							(10,005)	G
							46,681	J
Accumulated deficit	(131,013)	(33,177)	(7,017)	B	(131,013)	(50,471)	131,013	H	(53,752)
			(10,277)	C			(3,081)	D
							(200)	E
Total pro forma combined stockholders’ equity (deficit)	5,469	(32,294)	(17,294)		5,469	(49,588)	33,284		(10,835)
Noncontrolling interest	(111)	-	-		(111)	-	111	H	-
Total stockholders’ equity (deficit)	5,358	(32,294)	(17,294)		5,358	(49,588)	33,395		(10,835)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$11,965	$8,967	$5,069		$17,034	$8,967	$(13,835)		$12,166

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2023

(in thousands, except share and per share data)

	As Reported		Pre-Transaction Accounting		Adjusted		Transaction Accounting		Pro Forma Combined
	AgeX	Serina	Adjustments	Notes	AgeX	Serina	Adjustments	Notes	Total
REVENUES
Contract revenues	$-	$3,000	$-		$-	$3,000	$-		$3,000
Grant revenues	77	153	-		77	153	-		230
Other revenues	65	-	-		65	-	-		65
Total revenues	142	3,153			142	3,153	-		3,295

Cost of sales	40	-	-		40	-	-		40

Gross profit	102	3,153			102	3,153	-		3,255

OPERATING EXPENSES
Research and development expenses	734	2,387	-		734	2,387	-		3,121
General and administrative expenses	9,328	3,894	-		9,328	3,894	3,081	CC	16,503
							200	DD
Total operating expenses	10,062	6,281			10,062	6,281	3,281		19,624

Gain on disposition of fixed assets	73	-			73	-	-		73
Loss from operations	(9,887)	(3,128)			(9,887)	(3,128)	(3,281)		(16,296)

OTHER EXPENSE, NET
Interest income (expense), net	(4,900)	(275)	-		(4,900)	(275)	554	EE	(5,175)
							(554)	FF
Change in fair value of warrants	(35)	1,077	-		(35)	1,077	-		1,042
Fair value inception adjustment on convertible promissory notes	-	2,240	(2,240)	BB	-	-	-		-
Change in fair value of convertible promissory notes	-	5,356	(579)	AA	-	-	-		-
			(4,777)	BB
Other income, net	11	-	-		11	-	-		11
Total other expense, net	(4,924)	8,398			(4,924)	802	-		(4,122)

NET INCOME (LOSS)	(14,811)	5,270			(14,811)	(2,326)	(3,281)		(20,418)

Net loss attributable to noncontrolling interest	8	-	-		8	-	-		8

NET INCOME (LOSS) ATTRIBUTABLE TO COMBINED COMPANY	$(14,803)	$5,270			$(14,803)	$(2,326)	$(3,281)		$(20,410)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(13.72)	$2.30							$(0.06)
Diluted	$(13.72)	$1.46							$(0.06)

Weighted average number of common shares outstanding
Basic	1,079,080	2,288,377						GG	351,788,608
Diluted	1,079,080	4,005,072						GG	351,788,608

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share data)

Note 1: Description of the Transaction

AgeX, Serina, and Canaria have entered into the Merger Agreement, pursuant to which, among other, matters and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Serina, with Serina surviving as a wholly owned subsidiary of AgeX. At the Effective Time, each outstanding share of Serina common stock (other than shares held by Serina, AgeX, Merger Sub or any of their respective subsidiaries and appraisal shares) were automatically converted solely into the right to receive a number of shares of AgeX common stock equal to the exchange ratio. The exchange ratio was estimated to be equal to approximately 0.83217216 shares of AgeX common stock for each share of Serina common stock, which estimated exchange ratio assumed (i) the Actual Closing Price (as defined elsewhere in, or incorporated by reference to, this Current Report on Form 8-K) of a share of AgeX common stock is equal to $12.00 per share (on a post-reverse stock split basis), (ii) the number of Company Outstanding Shares (as defined elsewhere in, or incorporated by reference to, this Current Report on Form 8-K) is equal to 9,012,558, (iii) the number of Company Merger Shares (as defined elsewhere in, or incorporated by reference to, this Current Report on Form 8-K) is equal to 7,500,000 and (iv) the implementation of the reverse stock split and the AgeX preferred stock conversion prior to the consummation of the Merger, as described in the accompanying information statement. There can be no assurance that any of these assumptions will be accurate when the final exchange ratio is determined.

At the Effective Time, (i) each outstanding and unexercised Serina option immediately prior to the Effective Time under the Serina Plan, whether vested or unvested, was converted into and became an option to purchase AgeX common stock, with the number of shares of AgeX common stock subject to the option and exercise price being appropriately adjusted to reflect the exchange ratio, and AgeX assumed the Serina Plan and each Serina option in accordance with the terms of the Serina Plan and the terms of the Serina option, and (ii) each outstanding and unexercised Serina warrant immediately prior to the Effective Time, if any, was converted into and became a warrant to purchase AgeX common stock, with the number of shares of AgeX common stock subject to the warrant and exercise price being appropriately adjusted to reflect the exchange ratio, and AgeX assumed each Serina warrant in accordance with its terms.

Immediately following the Merger, equity holders of Serina immediately prior to the closing of the Merger own approximately 75% of the outstanding shares of common stock of the combined company, and equity holders of AgeX immediately prior to the closing of the Merger own approximately 25% of the outstanding shares of common stock of the combined company, in each case, on a pro forma fully diluted basis, subject to certain assumptions and exclusions, including the Actual Closing Price of AgeX common stock being equal to or greater than $12.00 per share (on a post-reverse stock split basis), giving effect to the reverse stock split and the AgeX preferred stock conversion and excluding the impact of any post-merger warrant, incentive warrant or the issuance of any share of AgeX common stock upon exercise of any post-merger warrant or incentive warrant.

Consummation of the Merger was subject to certain closing conditions, including, among other things, approval by the AgeX and Serina stockholders.

Note 2: Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. In accordance with Release No. 33-10786, the unaudited condensed combined pro forma statements of operations reflect transaction accounting adjustments. The historical financial information of AgeX and Serina has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Merger in accordance with GAAP.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, combines the historical results of AgeX and Serina for the respective period presented to give pro forma effect to the Merger was if such had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 combines the historical balance sheets of AgeX and Serina to give pro forma effect to the Merger as if such transactions were completed on December 31, 2023. The pro forma information does not purport to represent what the actual consolidated results of operations of the combined company would have been if the Merger had occurred on January 1, 2023, nor is it necessarily indicative of the future consolidated results of operations of the combined company. The actual results of operations of the combined company will likely differ, perhaps materially, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified, and changes in operating results following the closing date of the Merger and the date of the pro forma financial information.

The pro forma financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger and the related transactions. The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments, as management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented.

AgeX and Serina have incurred certain non-recurring charges and AgeX and Serina anticipate that additional non-recurring charges will be incurred in connection with the Merger, the substantial majority of which consist of transaction costs related to financial advisors, legal services and professional accounting services. Such non-recurring charges could affect the future results of the combined company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond 12 months from the closing date of the Merger. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, reflects the effects of these non-recurring charges, which are not accrued for in the historical balance sheets of AgeX and Serina as of December 31, 2023.

Note 3: Accounting Treatment for the Merger

For accounting purposes, Serina was considered to be the acquiring company and the Merger was accounted for as a reverse recapitalization of AgeX by Serina. This determination is primarily based on the expectation that, immediately following the Merger:

●	The pre-Merger stockholders of Serina were expected to own approximately 75% of the combined company and to hold the majority of voting rights in the combined company;
●	The pre-Merger stockholders of Serina have the right to appoint or approve a majority of the directors on the combined company’s board of directors;
●	Certain current members of the Serina executive management team continued in key leadership roles of the combined company; and
●	The combined company intends to primarily focus on developing Serina’s product candidates, and it is anticipated that the combined company will not continue to develop AgeX’s product candidates.

Under reverse recapitalization accounting, Serina’s assets and liabilities will be recorded at their pre-Merger carrying amounts with no goodwill or other intangible assets recorded. The assets and liabilities of AgeX will be recorded, as of the completion of the Merger, at their fair value, which are expected to approximate the carrying value of the acquired cash and other non-operating net assets. Fair value was determined in accordance with the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective and can involve a high degree of estimation. Any difference between the final fair value of the consideration transferred and the fair value of the net assets of AgeX following determination of the actual purchase price consideration for AgeX will be reflected as an adjustment to additional paid-in capital. As a result, any change in fair value of the consideration transferred is not expected to materially affect the unaudited pro forma condensed combined financial information. The subsequent financial statements of Serina will reflect the combined operations of Serina, as the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the stockholders of the legal acquirer, AgeX, immediately prior to the Effective Time, and a recapitalization of the equity of the accounting acquirer, Serina.

For purposes of these unaudited pro forma condensed combined financial information, the estimated purchase price consideration consists of the following:

(in thousands, except share and per share data)
Estimated number of shares of the combined company to be owned by AgeX’s stockholders (i)	87,951,260
Multiplied by the estimated fair value per share of AgeX’s common stock (ii)	$0.3850
Total	$33,861
Post-merger warrants issued to AgeX stockholders (iii)	$10,005
Total estimated purchase price consideration	$43,866

(i) Reflects the number of shares of common stock of the combined company that AgeX stockholders were expected to own as of the Effective Time pursuant to the Merger Agreement. This amount is calculated, for purposes of this unaudited pro forma condensed combined financial information, based on the shares of AgeX common stock outstanding as of December 31, 2023 and giving effect to the AgeX preferred stock conversion. On July 21, 2023, AgeX entered into the certain Exchange Agreement (the 2023 Exchange Agreement) with Juvenescence Limited (Juvenescence) pursuant to which AgeX issued to Juvenescence 211,600 shares of a newly authorized Series A preferred stock and 148,400 shares of a newly authorized Series B preferred stock in exchange for the cancellation of a total of $36,000 of indebtedness consisting of the outstanding principal amount of certain loans made by Juvenescence to AgeX and loan origination fees accrued with respect to those loans. The cancellation of indebtedness in exchange for the preferred stock was conducted pursuant to the 2023 Exchange Agreement. The transaction closed on July 24, 2023. By completing the exchange of indebtedness for shares of Series A preferred stock and Series B preferred stock, AgeX satisfied stockholders equity requirements to under the NYSE American continued listing requirements. Accordingly, the NYSE American staff withdrew its delisting determination and a scheduled hearing of AgeX’s appeal of that determination was cancelled. The NYSE American has approved the listing of the 36,939,190 shares of AgeX common stock into which the Series A and Series B preferred stock is presently convertible. In order to comply with Section 713 of the NYSE American Company Guide, the issuance of an additional 13,060,809 shares of AgeX common stock upon conversion of shares of Series B preferred stock is currently restricted by a “cap” prohibiting issuance of those additional shares without the prior approval of AgeX stockholders. On February 1, 2024, all outstanding shares of Series A and Series B preferred stock automatically converted into a total of 49,999,999 shares of AgeX common stock (on a pre-reverse stock split basis) in accordance with the terms and after that conversion no shares of AgeX preferred stock remained outstanding.

(ii) Reflects the price per share of AgeX common stock, which is the closing bid price of AgeX common stock as reported by NYSE American on December 29, 2023. The fair value of common stock included in the estimated purchase price consideration will change based on fluctuations in the share price of AgeX common stock and the number of equity instruments held by preexisting stockholders of AgeX at the Effective Time.

(iii) Reflects the fair value of post-merger warrants to be issued to the holders of AgeX common stock (including Juvenescence) prior to the consummation of the Merger. The fair value of the post-merger warrants was determined using level 3 inputs utilizing the Black-Scholes-Merton option pricing model.

The actual purchase price consideration transferred for the net assets of AgeX will vary based on, among other things, the exchange ratio and the Actual Closing Price of AgeX common stock, and those differences could be material. As such, the estimated purchase price consideration reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual purchase price consideration will be when the Merger is completed. The actual purchase price will fluctuate until the Effective Time, and the final valuation of the purchase price consideration could differ significantly from the current estimate.

Note 4: Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

Adjustments included in the column under the heading “Pre-Transaction Accounting Adjustments” are primarily related to transactions that are conditions to the closing of the Merger and occur prior to the closing of the Merger or automatically upon the Merger but are not part of the required accounting directly related to the Merger. Adjustments included in the column under the heading “Transaction Accounting Adjustments” reflect the application of the required accounting to the Merger, applying the effects of the Merger to the AgeX and Serina historical financial information.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2023

Pre-Transaction Accounting Adjustments

The pre-transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2023, are as follows:

A	As a condition to the closing of the Merger, AgeX must have on hand at least $500 of immediately spendable non-restricted cash net of all payables and other liabilities (including Transaction Expenses (as defined elsewhere in, or incorporated by reference to, this Current Report on Form 8-K)) immediately prior to the closing. The adjustment represents additional loans due to Juvenescence necessary for AgeX to obtain to satisfy the closing condition to the Merger. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 reflects an increase to cash with a corresponding increase in loans due to Juvenescence, net of debt issuance costs, current portion of $4,850. The additional loans due to Juvenescence would not be considered as additional payables in accordance with this closing condition.

B	Upon the consummation of the Merger, the $10,000 convertible promissory note between AgeX and Serina remains outstanding and became an intercompany asset of AgeX and an intercompany liability of Serina. The adjustment reverses any previous fair value adjustments recorded by Serina to bring the balance of the convertible promissory note liability back to its principal amount of $10,000. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 reflects an increase to the convertible promissory note liability of $7,017 with a corresponding adjustment to accumulated deficit.

C	Represents an adjustment of $10,277 to Serina’s redeemable convertible preferred stock to reflect the preferred stock at its max redemption value as of December 31, 2023. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 reflects an increase to redeemable convertible preferred stock with a corresponding increase in accumulated deficit.

Transaction Accounting Adjustments

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2023 are as follows:

D	Represents payment of AgeX’s estimated transaction costs subsequent to December 31, 2023. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 reflects payment of these estimated costs with a corresponding increase in accumulated deficit, which excludes amounts which were previously paid and expensed of $2,975 during the year ended December 31, 2023. Refer to the table below for a summary of estimated transaction costs associated with the Merger:

(in thousands)
Advisory, legal, and other professional fees	$1,700
D&O insurance	1,073
Other transaction costs and fees	308
Total	$3,081

E	Represents payment of Serina’s estimated transaction costs subsequent to December 31, 2023. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 reflects payment of these estimated costs with a corresponding increase in accumulated deficit, which excludes amounts which were previously paid and expensed of $1,545 during the year ended December 31, 2023. Refer to the table below for a summary of estimated transaction costs associated with the Merger:

(in thousands)
Advisory, legal, and other professional fees	$200
Total	$200

F	Upon the consummation of the Merger, the aggregate principal amount of $10,000 pursuant to the Serina Note between AgeX and Serina remains outstanding and became an intercompany asset of AgeX and an intercompany liability of Serina that is eliminated in the combined company’s consolidation. As of December 31, 2023, accrued interest on the Serina Note was $554. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 reflects a reduction to the Serina Note asset recorded by AgeX of $10,554 comprising the principal and accrued interest, a reduction of accrued interest recorded in accounts payable and accrued liabilities of $554 recorded by Serina, and a reduction to the Serina Note liability of $10,000 recorded by Serina.

G	Represents the estimated fair value of post-merger warrants issued on March 19, 2024 to the holders of AgeX common stock (including Juvenescence) prior to the consummation of the Merger. The Black-Scholes-Merton option pricing model was utilized to determine the fair value of the warrants. A total of 39,868,484 post-merger warrants (on a pre-reverse stock split basis) were issued to Juvenescence and a total of 12,899,772 post-merger warrants (on a pre-reverse stock split basis) were issued to other AgeX stockholders. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 include an estimated adjustment of $10,005 to the post-merger warrant liability representing the fair value of the post-merger warrants issued with a corresponding change to additional paid-in capital.

H	Represents the derecognition of the AgeX adjusted stockholders’ equity (deficit) balances. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 include an adjustment of $136,482 to additional paid-in capital, $131,013 to accumulated deficit, and $111 to noncontrolling interest.

I	Represents an adjustment of $5,358 to account for the adjusted AgeX net assets acquired in the reverse recapitalization as of December 31, 2023.

J	Represents an adjustment of $46,681 to account for the conversion of Serina’s adjusted redeemable convertible preferred stock into shares of common stock in the combined company.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2023

Pre-Transaction Accounting Adjustments

The pre-transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, are as follows:

AA	Represents the derecognition of Serina’s as reported changes in the fair value at inception and through the end of the period of the convertible promissory notes (other than the Serina Note held by AgeX) of $579 in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023.

BB	Represents the derecognition of Serina’s as reported change in fair value of the Serina Note held by AgeX at its inception on March 15, 2023 of $2,240 and through December 31, 2023 of $4,777 in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023. Upon the consummation of the Merger, the aggregate principal amount of $10,000 pursuant to the Serina Note between AgeX and Serina remains outstanding and became an intercompany asset of AgeX and an intercompany liability of Serina that is eliminated in the combined company’s consolidation.

Transaction Accounting Adjustments

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, are as follows:

CC	Recognition of estimated transaction costs related to the Merger expected to be incurred by AgeX in the amount of $3,081 that would be expensed. The unaudited pro forma condensed combined statement of operations reflects payment of these costs as an increase in general and administrative expense for the year ended December 31, 2023. The unaudited pro forma condensed combined statement of operations already includes amounts that were previously paid and expensed of $2,975 during the year ended December 31, 2023.

DD	Recognition of estimated transaction costs related to the Merger expected to be incurred by Serina in the amount of $200 that would be expensed. The unaudited pro forma condensed combined statement of operations reflects payment of these costs as an increase in general and administrative expense for the year ended December 31, 2023. The unaudited pro forma condensed combined statement of operations already includes amounts that were previously paid and expensed of $1,545 during the year ended December 31, 2023.

EE	Represents the derecognition of Serina’s as reported interest expense from the convertible promissory note with AgeX of $554 in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023. Upon the consummation of the Merger, the $10,000 convertible promissory note between AgeX and Serina remains outstanding and became an intercompany asset of AgeX and an intercompany liability of Serina with the balances eliminated in consolidation.

FF	Represents the derecognition of AgeX’s as reported interest income from the Serina Note of $554 in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023. Upon the consummation of the Merger, the $10,000 Serina Note between AgeX and Serina remains outstanding and became an intercompany asset of AgeX and an intercompany liability of Serina with the balances eliminated in consolidation.

GG	The pro forma basic and diluted earnings per share of capital stock of AgeX and Serina have been adjusted to reflect the pro forma net loss for the year ended December 31, 2023. In addition, the number of shares of capital stock of AgeX and Serina used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company for the year ended December 31, 2023.

For the year ended December 31, 2023, the pro forma weighted average shares of capital stock of AgeX and Serina outstanding has been calculated as follows:

(in thousands, except share and per share data)
Historical Serina weighted average shares of Serina common stock outstanding	2,288,377
Impact of historical Serina options to purchase shares converted into options to purchase AgeX common stock as of January 1, 2023 on an as exercised basis	1,756,816
Impact of historical Serina Series A Preferred Stock outstanding on an as converted basis (giving effect to the Serina preferred stock conversion as of January 1, 2023) (iv)	4,788,308
Total	8,833,501
Application of the exchange ratio to historical Serina weighted average shares of Serina capital stock outstanding on an as converted basis	29.8679
Adjusted Serina weighted average shares outstanding on an as converted basis	263,837,877
Historical AgeX weighted average shares of AgeX common stock outstanding	37,950,732
Impact of historical AgeX weighted average shares of AgeX Series A preferred stock and Series B preferred stock outstanding on an as converted basis (giving effect to the AgeX preferred stock conversion as of January 1, 2023)	49,999,999
Total pro forma weighted average shares outstanding	351,788,608

(iv) The AgeX common stock allocated to the Serina Series A Preferred Stock assumes a Merger price at the Minimum Merger Consideration as detailed in the Merger Agreement. The actual Merger Price may vary.

The reverse stock split occurred following receipt of stockholder approval on March 14, 2024 and prior to the consummation of the Merger, the exchange ratio and the estimated weighted average shares of AgeX common stock issued to Serina stockholders have not been adjusted to give retrospective effect to the reverse stock split.